                                                                    Exhibit 4.6
                                    WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                                    Warrant to purchase up to 100,000 shares of
                                                     the $0.01 par value common
                                                   stock of SAFLINK Corporation
                                                        (subject to adjustment)

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                              SAFLINK CORPORATION

  This certifies that, for value received, Anovea, Inc. (the "Holder"), is entitled, subject to the terms set forth below, to purchase from SAFLINK Corporation (the "Company") up to 100,000 shares of the $0.01 par value common stock of the Company, at any time or from time to time and after the date hereof and for a period of five (5) years from the date hereof ("Exercise Period"), upon surrender of this certificate at 18650 N.E. 67th Court, Suite 210, Redmond, WA 98052, or such other place as the Company may designate in writing to the Holder, and the simultaneous payment therefor in lawful money of the United States of America of the Exercise Price (as hereinafter defined). The number, character and Exercise Price of such shares are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this certificate, the securities represented by this certificate and any warrants delivered in substitution or exchange for this certificate as provided herein.

  This Warrant is issued in connection with that certain Development and Distribution Agreement by and among the Holder and the Company dated as of September 18, 2000 (the "Licensing Agreement").

  1. Exercise Price. The price at which the Holder may exercise this Warrant (the "Exercise Price") shall be at a fixed price of $2.00, which price is equal to the closing price of the Company's common stock on the Effective Date of the Licensing Agreement.

  2. Exercise of the Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, and from time to time during the Exercise Period, by the Holder's surrender of this Warrant at 18650 N.E. 67th Court, Suite 210, Redmond, WA 98052, or such other place as the Company may designate in writing to Holder, and the simultaneous payment therefor in lawful money of the United States of America of the Exercise Price in immediately available funds. This Warrant shall be deemed exercised on the date immediately prior thereto, and the Holder shall be entitled to receive the shares of common stock of the Company and be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable, but in no event later than 10 business days thereafter, the Company shall issue and deliver, at its sole cost and expense, to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its sole cost and expense, shall execute and deliver a new warrant of like tenor as this Warrant, exercisable for the remaining number of shares for which this Warrant may then be exercised, and shall cancel this Warrant only upon issuance of such new warrant.

  3. Rights as a Stockholder. The Holder shall not be entitled to vote, receive dividends or be deemed to be the owner of record of the shares of common stock of the Company to which this Warrant relates unless and until the Holder exercises this Warrant, and then the Holder shall enjoy such rights only to the extent of such exercise.

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

  4. Non-Transfer of Warrant.

    (a) Warrant Register. The Company will maintain a register (the "Warrant Register") maintaining the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his/her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.

    (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a) above, issuing the common stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

    (c) Transferability of Warrant. This Warrant may not be transferred or assigned.

    (d) Compliance with Securities Laws.

      (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of common stock to be issued upon exercise hereof are being acquired solely for the Holder's own account (and not as a nominee for any other party), and for investment (except to the extent that a distribution may be effected pursuant to the registration rights granted hereunder), and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of the common stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of common stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale (except to the extent that a distribution may be effected pursuant to the registration rights granted hereunder).

      (ii) This Warrant and all shares of common stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

  5. Reservation of Stock. The Company covenants that during the Exercise Period, the Company will reserve from its authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of common stock upon the exercise of the Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation (the "Certificate") to provide sufficient authorized reserved shares of common stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue hereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of common stock upon the exercise of this Warrant.

  6. Merger, Sale of Assets and other Fundamental Corporate Changes. If at any time during the Exercise Period there shall be a sale of all or substantially all of the Company's assets, or a merger, consolidation or reorganization of the Company in which the Company is not the surviving entity, or other transaction in which

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

the shares of the Company are converted into shares of another entity (a "Corporate Change Event"), the Company shall provide the Holder with written notice of such Corporate Change Event at least ten (10) business days prior to the date on which a record will be taken of stockholders of the Company with respect to such event (or, if the Company notifies its stockholders of such record date less than ten (10) business days prior to such record date, then the Company shall provide Holder such notice at the same time that it provides its stockholders with such notice), or if no such record date is required to be set (as in the event of a tender offer or certain mergers), then the Company shall provide Holder with written notice of the Corporate Change Event at the same time that the Company's stockholders or the general public is notified of the event, or at least ten (10) business days prior to the effective date of the Corporate Change Event, whichever occurs earlier.

  7. No Impairment. The Company shall not, by amendment of its charter, through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms required to be observed by the Company pursuant to this Warrant, and shall assist in carrying out all of the provisions of this Warrant that may be necessary or appropriate to protect Holder's rights hereunder against impairment.

  8. Adjustments. The number of securities purchasable hereunder is subject to adjustment from time to time during the Exercise Period in order to preserve the value of this Warrant as follows:

    (a) If the Company at any time during the Exercise Period splits, subdivides or combines the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Holder shall be entitled to acquire a proportionate number of securities of the same class at a price per share that is also adjusted proportionately.

    (b) If the Company at any time during the Exercise Period changes any of the securities as to which purchase rights under this Warrant exist into another class of securities of the Company, this Warrant shall thereafter represent the right, but not the obligation, with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such change, to acquire such number of securities of such other class as would have been issuable as a result of such change had the Holder exercised this Warrant immediately prior to such change.

    (c) If at any time during the Exercise Period, the holders of the common stock of the Company become entitled to receive, without consideration therefor, other or additional stock or other securities or property (other than cash) of the Company, then this Warrant shall represent the right, but not the obligation, to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant that the Holder is otherwise entitled to acquire, and without payment of additional consideration for the right to acquire such additional property, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would have been entitled to receive had it been the holder of record of the security to which purchase rights under this Warrant relate at the time the holders of the Company's common stock became entitled to receive such property.

  9. Miscellaneous.

    (a) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

    (b) Attorneys Fees in the Event of a Dispute. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Warrant or any common stock issued or to be issued hereunder, the prevailing party or parties shall be paid by the other party or parties a reasonable sum for attorneys fees and expenses of such prevailing party or parties.

    (c) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

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

  (d) Amendment. This Warrant and any term hereof may not be changed, waived, discharged or amended except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or amendment is sought.

  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated September 18, 2000

                                          SAFLINK Corporation

                                                   /s/ James W. Shepperd
                                          By: _________________________________
                                          Name: James W. Shepperd
                                          Title: Chief Financial Officer

HOLDER:

Anovea Inc.

           /s/ Thomas Holton
By: _________________________________
Name: Thomas Holton
Title: Chief Scientist

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

                                   SCHEDULE A

             REPRESENTATIONS AND WARRANTIES AND REGISTRATION RIGHTS
              RELATING TO THE WARRANT AGREEMENT AND BUY-OUT SHARES

  Capitalized terms used in this Schedule A that are not otherwise defined herein shall have the respective meanings set forth in the Development and Distribution Agreement between SAFLINK and ANOVEA (the "Agreement").

  1. Representations and Warranties of SAFLINK. As of the date hereof, SAFLINK hereby represents and warrants to, and covenants with, ANOVEA, as follows:

    a. Organization. SAFLINK is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization. SAFLINK has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the Exchange Act Documents (as defined below) and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of SAFLINK, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

    b. Due Authorization. SAFLINK has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by SAFLINK and constitutes a legal, valid and binding agreement of SAFLINK enforceable against SAFLINK in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    c. Validly Authorized Warrant. The execution and delivery of the Warrant (as defined in Exhibit D) by SAFLINK have been duly authorized by all necessary corporate action on the part of SAFLINK and neither the execution and delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with or result in a breach of any governmental requirement or of any agreement or instrument binding upon SAFLINK or conflict with or result in a breach of any provision of the constituent documents of SAFLINK.

    d. Validly Issued Shares. Any and all shares delivered on the exercise of the Warrant and payment of the applicable exercise price (the "Shares"), at the time of such delivery, and any and all Buy-Out Shares delivered on the exercise of SAFLINK's Buy-Out Right will be duly authorized, validly issued, fully paid, and nonassessable. Neither the Shares nor the Buy-Out Shares will be issued in violation of any pre-emptive or similar rights of any person.

    e. Reporting Status. SAFLINK has filed in a timely manner all documents that SAFLINK was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of this Agreement. SAFLINK shall use its best efforts to continue to comply with the reporting requirements of the Exchange Act and, upon request by ANOVEA shall provide ANOVEA with a written statement, if true, that SAFLINK has complied with such reporting requirements for at least the 12 months preceding the date of ANOVEA's request. The following documents (collectively, the "Exchange Act Documents") complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading:

      (i) Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2000, filed with the Securities and Exchange Commission (the "SEC") on August 14, 2000;

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

      (ii) Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 15, 2000;

      (iii) Definitive Proxy Statement, filed with the SEC on April 10,
    2000;

      (iv) Annual Report on Form 10-K for the Year Ended December 31, 1999, filed with the SEC on March 22, 2000;

      (v) Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1999, filed with the SEC on May 11, 1999;

      (vi) Definitive Information Statement, filed with the SEC on January 19, 2000;

      (vii) Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1999, filed with the SEC on November 12, 1999;

      (viii) Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1999, filed with the SEC on August 13, 1999;

      (ix) Definitive Proxy Statement, filed with the SEC on April 6, 1999;

      (x) Annual Report on Form 10-K for the Year Ended December 31, 1998, filed with the SEC on March 31, 1999; and

      (xi) All other documents, if any, filed by SAFLINK with the SEC since December 31, 1998 pursuant to the reporting requirements of the Exchange Act.

  2. Representations and Warranties of ANOVEA. ANOVEA hereby represents and warrants to, and covenants with SAFLINK, as follows:

    a. ANOVEA has not received any information concerning SAFLINK from SAFLINK, whether oral or written, including, without limitation, any solicitation or general advertisement concerning SAFLINK other than the Exchange Act Documents. The only information that ANOVEA has had access to in respect of SAFLINK is the public information set forth in the Exchange Act Documents.

    b. ANOVEA has the ability to bear the economic investment in the Warrant, the Shares, and the Buy-Out Shares and can afford a complete loss of its investment.

    c. ANOVEA, either by itself or together with its purchaser representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant, the Shares, and the Buy-Out Shares.

    d. ANOVEA is purchasing the Warrant and will purchase the Shares and, if applicable, will purchase the Buy-Out Shares for investment purposes only, for ANOVEA's own account and not with a view to, or for sale in connection with, the distribution thereof (except to the extent that a distribution may be effected pursuant to the registration rights granted hereunder).

    e. ANOVEA understands that the Warrant has no liquid market, and that there are no securities exchanges, inter-dealer quotations systems or other organized markets of sale and exchange for the Warrant anywhere in the world, as of the date of the Warrant.

    f. ANOVEA is familiar with the nature of, and risks attending, investments in securities of the type contemplated herein and has determined that the purchase of the Warrant, the Shares, and, if applicable, the Buy-Out Shares is consistent with ANOVEA's investment objectives.

    g. ANOVEA has been advised and understands that an investment in the Warrant, the Shares, and the Buy-Out Shares is speculative and involves a high degree of risk.

    h. This Agreement, when accepted by SAFLINK, if at all, will be the legal, valid and binding obligation of ANOVEA in full force and effect and enforceable in accordance with its terms, except for the effect of applicable laws regarding bankruptcy or insolvency.

    i. Neither the execution and delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any governmental requirement or of any agreement or instrument binding upon ANOVEA or conflict with or result in a breach of any provision of the constituent documents of ANOVEA.

    j. ANOVEA is aware of and understands the following:

      (i) The business of SAFLINK and the risks inherent in that business;

      (ii) That no federal or state agency has made a finding or determination as to the advisability or fairness of an investment in the Warrant, the Shares, or the Buy-Out Shares or any recommendation or endorsement of the Warrant, such Shares, or such Buy-Out Shares;

      (iii) That there are substantial restrictions on the transferability of the Warrant, the Shares, and the Buy-Out Shares; ANOVEA will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act, unless all of the conditions of Rule 144 are met, and accordingly, ANOVEA may have to hold the Warrant, the Shares, and the Buy-Out Shares and bear the economic risk of this investment for an indefinite period.

    k. ANOVEA understands and agrees that, until registered under all applicable securities laws, all certificates evidencing the Warrant or any of the Shares or the Buy-Out Shares, whether upon initial issuance or any transfer thereof, shall bear the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE
    SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL OTHER APPLICABLE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

    l. If in the future ANOVEA desires to offer or dispose of the Warrant or any of the Shares or the Buy-Out Shares or any interest therein, it will do so only pursuant to a registration statement or in any other way that is in compliance with applicable securities laws and this Agreement.

  3. Registration Rights

    a. Piggy-Back Registration.

      (i) Registration Initiated by SAFLINK. If SAFLINK at any time proposes to register an offering of its securities of the same class as the Shares or the Buy-Out Shares under the Securities Act, either for its own account or for the account of or at the request of one or more persons holding securities of SAFLINK, SAFLINK will:

        (A) give written notice thereof to ANOVEA (which shall include a list of the jurisdictions in which SAFLINK intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 business days of its receipt of a request from one or more persons holding securities of SAFLINK to register securities, or from its decision to effect a registration of securities for its own account, whichever first occurs; and

        (B) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request by ANOVEA made within 30 days after receipt of such written notice from SAFLINK, except as set forth in Sections (a)(ii) and (a)(iii) below; provided, however, that if at any time after giving written notice to ANOVEA of its intention to register SAFLINK securities under the Securities Act, SAFLINK shall determine not to register any such securities, SAFLINK may, at its election, give written notice of such determination to ANOVEA and, thereupon, shall be relieved of its obligation to register such Shares or Buy-Out Shares pursuant to this Section (a) in connection with such registration, without prejudice, however, to any rights of ANOVEA to request that such registration be effected as a registration under other provisions of this Agreement, and provided further that if at any time after giving written notice to ANOVEA of its intention to register Company securities under the Securities Act, SAFLINK shall determine to delay the registration of such securities, SAFLINK shall be permitted to delay the registration of such Shares or Buy-Out Shares for the same period as the delay in registering the securities to be registered by SAFLINK for its own account or for others.

      For purposes of this Schedule A, "Registrable Shares" means (i) the Shares, (ii) Buy-Out Shares, if applicable, and (iii) any shares of common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or Buy-Out Shares; provided, however, that any shares previously sold to the public pursuant to a registered public offering or pursuant to Rule 144 or Rule 145 under the Securities Act, and any shares otherwise sold or transferred in a transaction in which the transferor's rights under this Agreement are not assigned in accordance with this Agreement, shall cease to be Registrable Shares.

      (ii) Amount to be Included. In the event that any Registrable Shares are requested to be included in any registration initiated pursuant to Section (a)(i) that contemplates an underwritten public offering, and if, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Shares originally covered by a request for registration, together with the number or amount of securities that were intended to be offered by other persons holding securities of SAFLINK who hold registration rights, would interfere with the successful marketing of such securities, then, such managing underwriter may limit the number or amount of securities to be included in the registration such that all persons holding securities of SAFLINK (including ANOVEA) who hold registration rights and who have requested registration (collectively, the "Security Holders") shall participate in the underwritten public offering pro rata based upon the total number or amount of securities requested to be offered by each Security Holder (including the number or amount of securities which each such Security Holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by such Security Holder). If any such Security Holder would thus be entitled to include more securities than such Security Holder requested to be registered, the excess shall be allocated among the other Security Holders pro rata in a manner similar to that described in the previous sentence.

      (iii) Underwriting. If the registration of which SAFLINK gives notice is for a registered public offering involving an underwriting, SAFLINK shall so advise ANOVEA as a part of the written notice given pursuant to Section (a)(i). In such event, the right of each Security Holder to registration pursuant to this Section (a) shall be conditioned upon its participation in such underwriting and the inclusion of the Registrable Shares in the underwriting to the extent provided herein. ANOVEA shall (together with SAFLINK and the other Security Holders, if any) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by SAFLINK (including, without limitation, customary lock-up provisions as required by the underwriter). If ANOVEA disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to SAFLINK and the underwriter. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      (iv) Withdrawal from Registration. ANOVEA may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request under this Section (a) by delivering written notice of such revocation to SAFLINK.

      (v) Expenses of Registration. SAFLINK shall bear all expenses incurred in connection with each registration pursuant to this Section
    (a); provided, however, that ANOVEA and not SAFLINK shall be responsible for any underwriting discounts, brokerage commissions, or similar expenses relating to the sale of any shares on behalf of ANOVEA.

      (vi) Maintaining an Effective Registration Statement. SAFLINK shall keep such registration statement described in Section (a) effective until such time when ANOVEA shall have completed the offering and sale of the common stock described in such registration statement, provided such period of time shall not exceed 60 days.

    b. Demand Registration.

    ANOVEA shall be entitled to a one-time request that SAFLINK effect a registration under the Securities Act with respect to the Registrable Shares held by them upon the following terms and conditions (i) if after six months from the date of this Agreement, SAFLINK does not register the Shares pursuant to Section 3(a) above ("Demand Registration Right"), or
  (ii) if after six months from the date of ANOVEA's receipt of the Buy-Out Shares SAFLINK does not register the Buy-Out Shares pursuant to Section 3(a) above and ANOVEA has not exercised its Demand Registration Right with respect to the Shares:

      (i) Request for Registration of Registrable Shares. In the event that SAFLINK shall receive from ANOVEA a written request ("Notice of Registration") that SAFLINK effect a registration under the Securities Act with respect to all of the Registrable Shares held by ANOVEA, SAFLINK shall use its commercially reasonable efforts to effect, at the earliest practicable date, such registration (and any related qualification under applicable blue sky laws or other compliance) as would permit or facilitate the sale and distribution of all of such Registrable Shares; provided that SAFLINK shall not be obligated to take any action to effect any such registration pursuant to this Section (b)(i) during the period starting with the date of SAFLINK's filing of, and ending on the date one hundred and eighty (180) days immediately following the effective date of, any registration statement pertaining to a public offering of securities of SAFLINK; provided further, that if (i) in the good faith judgment of the Board of Directors of SAFLINK, such registration would be seriously detrimental (excluding any consideration of market price fluctuation due to the sale of the Registrable Shares) to SAFLINK and the Board of Directors of SAFLINK concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) SAFLINK shall furnish to ANOVEA a certificate signed by the Chief Executive Officer of SAFLINK stating that in the good faith judgment of the Board of Directors of SAFLINK, it would be seriously detrimental (excluding any consideration of market price fluctuation due to the sale of the Registrable Shares) to SAFLINK for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then SAFLINK shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental.

      If ANOVEA informs SAFLINK by written notice that it is withdrawing its Notice of Registration made pursuant to Section (b)(i) above, then the registration statement need not be filed and all efforts pursuant to such notice will count as a registration (or an exercise of rights) under this Section (b), provided, however, that if ANOVEA pays all of the expenses incurred by SAFLINK through the date of the withdrawal in connection with such registration, then all efforts pursuant to such Notice of Registration will not so count; provided, further, that SAFLINK may in any event proceed with the registration on its own behalf, or on behalf of any other persons holding securities of SAFLINK.

      Subject to the foregoing, SAFLINK shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable, but in no event later than 30 days, after receipt of ANOVEA's request, and SAFLINK shall use its best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable thereafter. ANOVEA shall not be required to exercise the Warrant into SAFLINK's Common Stock prior to exercising its demand registration rights hereunder with respect to such shares of SAFLINK's Common Stock.

      (ii) Expenses of Requested Registration. SAFLINK shall bear all expenses incurred in connection with each registration pursuant to this Section (b); provided, however, that ANOVEA and not SAFLINK shall be responsible for any underwriting discounts, brokerage commissions or similar expenses relating to the sale of any shares on behalf of ANOVEA.

      (iii) Maintaining an Effective Registration Statement. SAFLINK shall keep any registration statement filed pursuant to this Section (b) effective for at least 180 continuous days from the date it is first declared effective.

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